Press Release
TechnipFMC Announces Fourth Quarter 2022 Results

•Subsea inbound of $1.5 billion; full-year orders of $6.7 billion grew 36% versus 2021
•Total Company backlog of $9.4 billion; increased 22% versus the prior year
•Cash flow from operations of $566 million in the quarter; free cash flow of $503 million
•Initiated financial guidance for 2023; updated intermediate-term outlook for 2025

NEWCASTLE & HOUSTON, February 23, 2023 — TechnipFMC plc (NYSE: FTI) today reported fourth quarter 2022 results.
Summary Financial Results from Continuing Operations - Fourth Quarter 2022
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions, except per share amounts)	Dec. 31, 2022	Sep. 30, 2022	Dec. 31, 2021	Sequential	Year-over-Year
Revenue	$1,694.4	$1,733.0	$1,523.3	(2.2%)	11.2%
Income (loss)	$(26.7)	$5.0	$(127.2)	n/m	n/m
Income (loss) margin	(1.6%)	0.3%	(8.4%)	n/m	n/m
Diluted earnings (loss) per share	$(0.06)	$0.01	$(0.28)	n/m	n/m

Adjusted EBITDA	$120.9	$185.6	$130.3	(34.9%)	(7.2%)
Adjusted EBITDA margin	7.1%	10.7%	8.6%	(360 bps)	(150 bps)
Adjusted income (loss)	$(20.7)	$12.7	$(55.8)	n/m	n/m
Adjusted diluted earnings (loss) per share	$(0.05)	$0.03	$(0.12)	n/m	n/m

Inbound orders	$1,842.5	$1,850.0	$2,106.7	(0.4%)	(12.5%)
Ending backlog	$9,353.0	$8,841.0	$7,657.7	5.8%	22.1%
n/m - not meaningful
Total Company revenue in the fourth quarter was $1,694.4 million. Loss from continuing operations attributable to TechnipFMC was $26.7 million, or $0.06 per diluted share. These results included after-tax restructuring and other charges of $6 million, or $0.01 per share (Exhibit 6).
Adjusted loss from continuing operations was $20.7 million, or $0.05 per diluted share (Exhibit 6).
Adjusted EBITDA, which excludes pre-tax charges and credits, was $120.9 million; adjusted EBITDA margin was 7.1 percent (Exhibit 8).
Included in total Company results was a foreign exchange loss of $37 million, or $38.5 million after-tax. When excluding the impact of foreign exchange, income from continuing operations was $11.8 million and adjusted EBITDA was $157.9 million.

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Summary Financial Results from Continuing Operations - Full Year 2022
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Twelve Months Ended		Change
(In millions, except per share amounts)	Dec. 31, 2022	Dec. 31, 2021	Year-over- Year
Revenue	$6,700.4	$6,403.5	4.6%
Income (loss)	($61.9)	$87.8	n/m
Income (loss) margin	(0.9%)	1.4%	n/m
Diluted earnings (loss) per share	$(0.14)	$0.19	n/m

Adjusted EBITDA	$646.5	$580.4	11.4%
Adjusted EBITDA margin	9.6%	9.1%	50 bps
Adjusted income (loss)	$(12.6)	$(121.3)	n/m
Adjusted diluted earnings (loss) per share	$(0.03)	$(0.27)	n/m

Inbound orders	$8,079.1	$6,754.2	19.6%
Ending backlog	$9,353.0	$7,657.7	22.1%
n/m - not meaningful
Total Company revenue in the full year was $6,700.4 million. Loss from continuing operations attributable to TechnipFMC was $61.9 million, or $0.14 per diluted share. These results included a loss on early extinguishment of debt of $29.8 million.
After-tax charges and credits totaled $49.3 million, or $0.11 per share, which included the following (Exhibit 7):
•Impairment and other charges of $4.7 million;
•Restructuring and other charges of $16.9 million; and
•Loss from equity investment in Technip Energies of $27.7 million.
Adjusted loss from continuing operations was $12.6 million, or $0.03 per diluted share (Exhibit 7). Included in adjusted loss from continuing operations was a loss on early extinguishment of debt of $29.8 million.
Adjusted EBITDA, which excludes pre-tax charges and credits, was $646.5 million; adjusted EBITDA margin was 9.6% (Exhibit 9).
Included in total Company results was a foreign exchange loss of $23.9 million, or $14.7 million after-tax. When excluding the impact of foreign exchange, loss from continuing operations was $47.2 million and adjusted EBITDA was $670.4 million.

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Doug Pferdehirt, Chair and CEO of TechnipFMC, stated, “We are in the midst of a multi-year growth cycle. Full-year inbound orders grew 20% versus 2021 to $8.1 billion, driven by Subsea inbound of $6.7 billion. This strong inbound resulted in 24% growth in Subsea backlog, helping drive total Company backlog to $9.4 billion at year-end.”
“Total Company adjusted EBITDA increased nearly 20% to $670 million versus the prior year, when excluding the impact of foreign exchange. Our results demonstrate further improvement in revenue and adjusted EBITDA margin in both operating segments and illustrate our strong commitment to deliver on our financial objectives.”
Pferdehirt continued, “In 2022, we materially improved our financial position. Cash provided by operating activities was $352 million, with free cash flow of $194 million. Gross debt declined by $638 million, a reduction of nearly one-third for the year.”
“These actions enabled us to accelerate the timeline for shareholder distributions by twelve months with the authorization of a $400 million share buyback program in July. We repurchased $100 million of our shares in 2022, representing just over 50% of our free cash flow generation. We also remain committed to a quarterly dividend, which we intend to initiate in the second half of this year.”
Pferdehirt added, “Looking beyond 2022, we remain confident in the strength of this upcycle and continue to believe that international markets will lead the next leg of expansion, driven by offshore and the Middle East. More than 90% of our revenue is generated outside of North America land, and we have leading positions that are geographically levered to these important growth markets.”
“Our Subsea Opportunities list, which highlights larger projects with the potential for award over the next 24 months, continues to represent a record level. This is a result of increased capital spending and an expanding customer base in all major offshore basins. We expect to see a material increase in the value of iEPCI™ awards in our 2023 inbound, leading to a record year for integrated project awards. We also forecast an increase in Subsea Services activity. Taken together, we expect our orders to exceed $8 billion in the year, of which 70% of inbound will come from direct awards, iEPCI™ and Subsea Services.”
“In Surface Technologies, we expect the majority of revenue growth to come from international markets, largely driven by the Middle East. We anticipate revenue growth outside North America of approximately 20%. In North America, we continue to take actions to eliminate underperforming locations and product lines across the region, which we expect will have a favorable impact on profitability.”
Pferdehirt continued, “At the midpoint of our guidance for 2023, we anticipate total Company revenue growth of approximately 12% to $7.5 billion, with adjusted EBITDA expected to increase to approximately $870 million. This outlook for improved performance also extends beyond the current year. We now expect $25 billion of Subsea inbound for our company from 2023 through 2025, driven by the strength of the offshore market, industry adoption of iEPCI™, and the increased contribution of Subsea 2.0™. We have updated our intermediate-term outlook to reflect this improved environment. When compared to 2022, our revised Subsea forecast for 2025 demonstrates a 650 basis point expansion in adjusted EBITDA margin to 18% and adjusted EBITDA of approximately $1.4 billion.”
Pferdehirt concluded, “We enter the year with a strong market outlook and a further step-up in our targeted financial performance. We expect our 2025 outlook will demonstrate significant progress on our path to much improved financial returns. Most importantly, it does not mark an end point, but rather a major milestone on a more ambitious journey ahead.”

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Operational and Financial Highlights

Subsea
Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Dec. 31, 2022	Sep. 30, 2022	Dec. 31, 2021	Sequential	Year-over-Year
Revenue	$1,342.5	$1,415.0	$1,236.2	(5.1%)	8.6%
Operating profit	$61.5	$105.0	$8.5	(41.4%)	623.5%
Operating profit margin	4.6%	7.4%	0.7%	(280 bps)	390 bps
Adjusted EBITDA	$140.1	$183.8	$123.6	(23.8%)	13.3%
Adjusted EBITDA margin	10.4%	13.0%	10.0%	(260 bps)	40 bps

Inbound orders	$1,515.9	$1,400.8	$1,034.8	8.2%	46.5%
Ending backlog[1,2,3]	$8,131.5	$7,603.2	$6,533.0	6.9%	24.5%

Estimated Consolidated Backlog Scheduling (In millions)	Dec. 31, 2022
2023	$3,919
2024	$2,901
2025 and beyond	$1,311
Total	$8,131
[1] Backlog as of December 31, 2022 was increased by a foreign exchange impact of $345 million.
[2] Backlog does not capture all revenue potential for Subsea Services.
[3] Backlog as of December 31, 2022 does not include total Company non-consolidated backlog of $452 million.

Subsea reported fourth quarter revenue of $1,342.5 million, a decrease of 5.1 percent from the third quarter. Revenue declined sequentially due to lower vessel-based activity in South America, Asia Pacific and the North Sea, driven in part by seasonal factors.
Subsea reported an operating profit of $61.5 million. Operating profit declined sequentially due to the reduced activity. Prior quarter results also benefited from project completions realized in the period. Operating profit margin decreased 280 basis points to 4.6 percent.
Subsea reported adjusted EBITDA of $140.1 million. Adjusted EBITDA decreased 23.8 percent when compared to the third quarter. The factors impacting operating profit also drove the sequential decrease in adjusted EBITDA. Adjusted EBITDA margin decreased 260 basis points to 10.4 percent.

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Subsea inbound orders were $1,515.9 million for the quarter. Book-to-bill in the period was 1.1. The following awards were included in the period:
•Wintershall DEA Dvalin North Project (Norway)
Significant* contract by Wintershall DEA Norge AS for the design, engineering, manufacture, and installation of pipe for the Dvalin North field, which will be tied back to the Heidrun Platform via the existing Dvalin field on the Norwegian Continental Shelf.
*A “significant” contract is between $75 million and $250 million.
•Master Services Agreement with Petrobras (Brazil)
Substantial* master services agreement (MSA) for subsea services with Petrobras. The three-year contract has an option to extend for a further two years. TechnipFMC will provide life-of-field services to support its installed base offshore Brazil. The contract covers installation, intervention, and maintenance of both equipment and tooling, as well as technical support for subsea umbilicals, risers and flowlines. The agreement succeeds a previous MSA and supports Petrobras’s increased volume of operations. Services will be supplied from TechnipFMC’s base in Macaé, Brazil.
*A “substantial” contract is between $250 million and $500 million. A portion of this award will be inbound in future periods.
•TotalEnergies Girassol Life Extension (GIRLIFEX) Project (Angola)
Significant* contract to supply flexible pipe and associated hardware for the first subsea life extension project by TotalEnergies EP Angola and its Block 17 Partners in West Africa. The contract covers the engineering, procurement, and supply of flowlines and connectors for the Girassol Life Extension project (GIRLIFEX), offshore Angola. The flexible pipes will extend the life of the Girassol field by bypassing the rigid pipe bundles installed before production began in 2001.
*A “significant” contract is between $75 million and $250 million.

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Subsequent to the period, the following awards were announced and will be included in first quarter 2023 results:
•Aker BP Utsira High iEPCI™ Development (Norway)
Large* integrated engineering, procurement, construction, and installation (iEPCI™) contract for the Utsira High development. The contract brings together three projects that will tie back to the Ivar Aasen and Edvard Grieg production platforms. TechnipFMC will engineer, procure, construct, and install the subsea production systems, controls, pipelines, and umbilicals for the development, which is Aker BP’s first iEPCI™ project. It follows a two-year integrated front-end engineering and design (iFEED™) study to optimize field layout.
*A “large” contract is between $500 million and $1 billion.
•Equinor Irpa Development (Norway)
Significant* contract for subsea production systems by Equinor for its Irpa oil and gas development on the Norwegian Continental Shelf. Awarded under the companies’ framework agreement, the contract covers the supply and installation of subsea trees, control systems, structures, and connections, as well as tooling.
*A “significant” contract is between $75 million and $250 million.
•Equinor Verdande Project (Norway)
Significant* contract for the subsea production system for Equinor’s Verdande project on the Norwegian Continental Shelf. Awarded under TechnipFMC’s framework agreement with Equinor, the contract covers the complete subsea production system including subsea trees and structures, control systems, connections, tooling, and installation support.
*A “significant” contract is between $75 million and $250 million.

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Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Dec. 31, 2022	Sep. 30, 2022	Dec. 31, 2021	Sequential	Year-over-Year
Revenue	$351.9	$318.0	$287.1	10.7%	22.6%
Operating profit	$25.6	$19.0	$8.8	34.7%	190.9%
Operating profit margin	7.3%	6.0%	3.1%	130 bps	420 bps
Adjusted EBITDA	$44.4	$40.8	$28.9	8.8%	53.6%
Adjusted EBITDA margin	12.6%	12.8%	10.1%	(20 bps)	250 bps

Inbound orders	$326.6	$449.2	$1,071.9	(27.3%)	(69.5%)
Ending backlog	$1,221.5	$1,237.8	$1,124.7	(1.3%)	8.6%

Surface Technologies reported fourth quarter revenue of $351.9 million, an increase of 10.7 percent from the third quarter. Revenue increased sequentially driven by international markets, particularly the Middle East where we continue to execute on our 10-year framework agreement with the Abu Dhabi National Oil Company (ADNOC).
Surface Technologies reported operating profit of $25.6 million. Sequentially, operating profit increased primarily due to higher sequential revenue as well as improved profitability in North America, offset in part by the timing of costs associated with the ramp-up in Middle East volume. Operating profit also benefited from a reduction in restructuring, impairment and other charges. Operating profit margin increased 130 basis points to 7.3 percent.

Surface Technologies reported adjusted EBITDA of $44.4 million. Adjusted EBITDA increased 8.8 percent when compared to the third quarter. Results increased due to the same factors that drove operating profit. Adjusted EBITDA margin decreased 20 basis points to 12.6 percent.
Inbound orders for the quarter were $326.6 million, a decrease of 27.3 percent sequentially. Book-to-bill was 0.9 in the period. Inbound decreased following the acceleration of orders from Aramco in the third quarter. Backlog ended the period at $1,221.5 million.

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Corporate and Other Items (three months ended, December 31, 2022)
Corporate expense was $28 million. Excluding charges of $0.7 million, corporate expense was $27.3 million.
Foreign exchange loss was $37 million.
Net interest expense was $28.4 million.
The provision for income taxes was $14.4 million.
Total depreciation and amortization was $92.8 million.
Cash provided by operating activities from continuing operations was $566.4 million. Capital expenditures were $63.6 million. Free cash flow from continuing operations was $502.8 million (Exhibit 11).
Cash and cash equivalents increased $345.6 million in the period to $1,057.1 million. Gross debt decreased $0.2 million to $1,366.6 million.
Net debt decreased $345.8 million to $309.5 million when compared to the third quarter, primarily due to strong free cash flow generation (Exhibit 10).
During the quarter, the Company repurchased 4.2 million of its ordinary shares for total consideration of $50.1 million. For the full year, the Company repurchased 10.1 million of its ordinary shares for total consideration of $100.2 million.

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2023 Full-Year Financial Guidance1
The Company’s full-year guidance for 2023 can be found in the table below.

2023 Guidance (As of February 23, 2023)

Subsea	Surface Technologies
Revenue in a range of $5.9 - 6.3 billion	Revenue in a range of $1.3 - 1.45 billion

Adjusted EBITDA margin in a range of 12.5 - 13.5%	Adjusted EBITDA margin in a range of 12 - 14%

TechnipFMC

Corporate expense, net $100 - 110 million
(includes depreciation and amortization of ~$5 million; excludes charges and credits)

Net interest expense $100 - 110 million

Tax provision, as reported $155 - 165 million

Capital expenditures approximately $250 million

Free cash flow $225 - 375 million

1 Our guidance measures of adjusted EBITDA, adjusted EBITDA margin, free cash flow, free cash flow conversion and adjusted corporate expense, net are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.

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2025 Intermediate-term Financial Outlook1
Updates to the Company’s intermediate-term financial outlook for 2025 that was provided at its Analyst Day on November 16, 2021, can be found below:

	Updated 2025 Outlook	Previous 2025 Outlook

Subsea inbound orders	~$25 billion 2023 through 2025	Approach $8 billion
Includes Subsea Services inbound orders	~$1.65 billion in 2025	~$1.5 billion[2]

Subsea revenue	~$8 billion	~$7 billion

Subsea adjusted EBITDA margin	~18%	~15%

Free cash flow conversion[3]	~50%	Range of 40 - 50%

The information as provided at our 2021 Analyst Day can be found at the Company’s website, www.TechnipFMC.com, or at the following link: 2021 Analyst Day press release.

All other guidance items pertaining to the 2025 outlook and normalized framework remain unchanged.

2 Subsea Services inbound orders to reach $1.1 billion in 2021e, with additional growth of approximately 35% through
2025e; sourced from 2021 Analyst Day press release dated November 16, 2021
3 Free cash flow conversion: (Cash flow from operating activities minus capital expenditures) / Adjusted EBITDA

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Teleconference
The Company will host a teleconference on Thursday, February 23, 2023 to discuss the fourth quarter 2022 financial results. The call will begin at 1:30 p.m. London time (8:30 a.m. New York time). Webcast access and an accompanying presentation can be found at www.TechnipFMC.com.
An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

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###
About TechnipFMC

TechnipFMC is a leading technology provider to the traditional and new energy industries; delivering fully integrated projects, products, and services.

With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

Organized in two business segments — Subsea and Surface Technologies — we will continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI™, iFEED™ and iComplete™), technology leadership and digital innovation.

Each of our approximately 20,000 employees is driven by a commitment to our clients’ success, and a culture of strong execution, purposeful innovation, and challenging industry conventions.

TechnipFMC uses its website as a channel of distribution of material company information. To learn more about how we are driving change in the industry, go to www.TechnipFMC.com and follow us on Twitter @TechnipFMC.

This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows, or other aspects of our operations or operating results. Forward-looking statements are often identified by words such as “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs, and assumptions concerning future developments and business conditions and their potential effect on us. While management believes these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, unpredictable trends in the demand for and price of crude oil and natural gas; competition and unanticipated changes relating to competitive factors in our industry, including ongoing industry consolidation; the COVID-19 pandemic and any resurgence thereof; our inability to develop, implement and protect new technologies and services and intellectual property related thereto, including new technologies and services for our new energy ventures; the cumulative loss of major contracts, customers or alliances and unfavorable credit and commercial terms of certain contracts; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; the refusal of DTC to act as depository agency for our shares; the impact of our existing and future indebtedness and the restrictions on our operations by terms of the agreements governing our existing indebtedness; the risks caused by our acquisition and divestiture activities; additional costs or risks from increasing scrutiny and expectations regarding ESG matters; uncertainties related to our investments in new energy industries; the risks caused by fixed-price contracts; our failure to timely deliver our backlog; our reliance on subcontractors, suppliers and our joint venture partners; a failure or breach of our IT infrastructure or that of our subcontractors, suppliers or joint venture partners, including as a result of cyber-attacks; risks of pirates endangering our maritime employees and assets; any delays and cost overruns of new capital asset construction projects for vessels and manufacturing facilities; potential liabilities inherent in the industries in which we operate or have operated; our failure to comply with existing and future laws and regulations,

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including those related to environmental protection, climate change, health and safety, labor and employment, import/export controls, currency exchange, bribery and corruption, taxation, privacy, data protection and data security; the additional restrictions on dividend payouts or share repurchases as an English public limited company; uninsured claims and litigation against us; tax laws, treaties and regulations and any unfavorable findings by relevant tax authorities; potential departure of our key managers and employees; adverse seasonal and weather conditions and unfavorable currency exchange rates; risk in connection with our defined benefit pension plan commitments; our inability to obtain sufficient bonding capacity for certain contracts and other risks as discussed in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our other reports subsequently filed with the Securities and Exchange Commission.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor relations

Matt Seinsheimer
Senior Vice President, Investor Relations
and Corporate Development
Tel: +1 281 260 3665
Email: Matt Seinsheimer

James Davis
Senior Manager, Investor Relations
Tel: +1 281 260 3665
Email: James Davis
Media relations Nicola Cameron Vice President, Corporate Communications Tel: +44 383 742 297 Email: Nicola Cameron Catie Tuley Director, Public Relations Tel: +1 281 591 5405 Email: Catie Tuley

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Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	(Unaudited)
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021

Revenue	$1,694.4	$1,733.0	$1,523.3	$6,700.4	$6,403.5
Costs and expenses	1,665.3	1,652.2	1,559.1	6,503.1	6,369.6
	29.1	80.8	(35.8)	197.3	33.9

Other income (expense), net	(7.0)	3.5	28.0	50.0	47.2
Income (loss) from investment in Technip Energies	—	—	(29.6)	(27.7)	322.2

Income (loss) before net interest expense and income taxes	22.1	84.3	(37.4)	219.6	403.3
Net interest expense	(28.4)	(30.9)	(34.3)	(120.9)	(143.3)
Loss on early extinguishment of debt	—	—	(22.4)	(29.8)	(61.9)

Income (loss) before income taxes	(6.3)	53.4	(94.1)	68.9	198.1
Provision for income taxes	14.4	42.7	39.4	105.4	111.1

Income (loss) from continuing operations	(20.7)	10.7	(133.5)	(36.5)	87.0
(Income) loss from continuing operations attributable to non-controlling interests	(6.0)	(5.7)	6.3	(25.4)	0.8
Income (loss) from continuing operations attributable to TechnipFMC plc	(26.7)	5.0	(127.2)	(61.9)	87.8

Income (loss) from discontinued operations	(10.6)	(15.3)	(28.5)	(45.3)	(72.6)
Income from discontinued operations attributable to non-controlling interests	—	—	—	—	(1.9)
Net income (loss) attributable to TechnipFMC plc	$(37.3)	$(10.3)	$(155.7)	$(107.2)	$13.3

Earnings (loss) per share from continuing operations
Basic and diluted	$(0.06)	$0.01	$(0.28)	$(0.14)	$0.19

Earnings (loss) per share from discontinued operations
Basic and diluted	$(0.02)	$(0.03)	$(0.06)	$(0.10)	$(0.17)

Earnings (loss) per share attributable to TechnipFMC plc
Basic and diluted	$(0.08)	$(0.02)	$(0.35)	$(0.24)	$0.03

Weighted average shares outstanding:
Basic	444.6	450.1	450.5	449.5	450.5
Diluted	444.6	458.1	454.6	449.5	454.6

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Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions)

	(Unaudited)
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021
Revenue

Subsea	$1,342.5	$1,415.0	$1,236.2	$5,461.2	$5,329.1
Surface Technologies	351.9	318.0	287.1	1,239.2	1,074.4
	$1,694.4	$1,733.0	$1,523.3	$6,700.4	$6,403.5

Income (loss) before income taxes

Segment operating profit (loss)
Subsea	$61.5	$105.0	$8.5	$317.6	$141.4
Surface Technologies	25.6	19.0	8.8	58.3	42.0
Total segment operating profit (loss)	87.1	124.0	17.3	375.9	183.4

Corporate items
Corporate expense (1)	$(28.0)	$(25.2)	$(29.7)	$(104.7)	$(118.1)
Net interest expense and loss on early extinguishment of debt	(28.4)	(30.9)	(56.7)	(150.7)	(205.2)
Income (loss) from investment in Technip Energies	—	—	(29.6)	(27.7)	322.2
Foreign exchange gains (losses)	(37.0)	(14.5)	4.6	(23.9)	15.8
Total corporate items	(93.4)	(70.6)	(111.4)	(307.0)	14.7

Income (loss) before income taxes (2)	$(6.3)	$53.4	$(94.1)	$68.9	$198.1

(1)    Corporate expense includes corporate staff expenses, share-based compensation expenses, and other employee benefits.
(2)    Includes amounts attributable to non-controlling interests.

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Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Year Ended
Inbound Orders (1)	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021

Subsea	$1,515.9	$1,400.8	$1,034.8	$6,738.3	$4,960.9
Surface Technologies	326.6	449.2	1,071.9	1,340.8	1,793.3
Total inbound orders	$1,842.5	$1,850.0	$2,106.7	$8,079.1	$6,754.2

Order Backlog (2)	December 31, 2022	September 30, 2022	December 31, 2021

Subsea	$8,131.5	$7,603.2	$6,533.0
Surface Technologies	1,221.5	1,237.8	1,124.7
Total order backlog	$9,353.0	$8,841.0	$7,657.7

(1)    Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2)    Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

TechnipFMC.com	Page 16 of 28

Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	December 31,
	2022	2021

Cash and cash equivalents	$1,057.1	$1,327.4
Trade receivables, net	966.5	911.9
Contract assets	981.6	966.0
Inventories, net	1,039.7	1,031.9
Other current assets	943.8	787.0
Investment in Technip Energies	—	317.3
Total current assets	4,988.7	5,341.5

Property, plant and equipment, net	2,354.9	2,597.2
Intangible assets, net	716.0	813.7
Other assets	1,384.7	1,267.7
Total assets	$9,444.3	$10,020.1

Short-term debt and current portion of long-term debt	$367.3	$277.6
Accounts payable, trade	1,282.8	1,294.3
Contract liabilities	1,156.4	1,012.9
Other current liabilities	1,367.8	1,267.0
Total current liabilities	4,174.3	3,851.8

Long-term debt, less current portion	999.3	1,727.3
Other liabilities	994.0	1,022.6
TechnipFMC plc stockholders’ equity	3,240.2	3,402.7
Non-controlling interests	36.5	15.7
Total liabilities and equity	$9,444.3	$10,020.1

TechnipFMC.com	Page 17 of 28

Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

(In millions)	Three Months Ended December 31,	Year Ended December 31,
	2022	2022	2021
Cash provided (required) by operating activities
Net income (loss)	$(31.3)	$(81.8)	$14.4
Net (income) loss from discontinued operations	10.6	45.3	72.6
Adjustments to reconcile net income (loss) to cash provided (required) by operating activities
Depreciation and amortization	92.8	377.2	385.4
Impairments	—	4.7	49.1
Employee benefit plan and share-based compensation costs	6.5	33.5	34.3
Deferred income tax provision, net	8.1	(13.0)	(95.1)
(Income) loss from investment in Technip Energies	—	27.7	(322.2)
Unrealized (gain) loss on derivative instruments and foreign exchange	(12.4)	54.0	30.8
Income from equity affiliates, net of dividends received	(8.8)	(31.9)	(0.6)
Loss on early extinguishment of debt	—	29.8	61.9
Other	3.8	6.7	(5.5)
Changes in operating assets and liabilities, net of effects of acquisitions
Trade receivables, net and contract assets	214.9	(160.2)	(73.1)
Inventories, net	(7.6)	(35.0)	197.7
Accounts payable, trade	(82.6)	52.1	93.8
Contract liabilities	407.2	164.5	0.9
Income taxes payable (receivable), net	(43.1)	(62.1)	214.7
Other current assets and liabilities, net	53.1	(40.4)	63.5
Other non-current assets and liabilities, net	(44.8)	(19.0)	(7.6)
Cash provided by operating activities from continuing operations	566.4	352.1	715.0
Cash provided by operating activities from discontinued operations	—	—	66.3
Cash provided by operating activities	566.4	352.1	781.3

Cash provided (required) by investing activities
Capital expenditures	(63.6)	(157.9)	(191.7)
Payment to acquire debt securities	—	—	(29.1)
Proceeds from sale of debt securities	—	9.7	27.4
Acquisitions, net of cash acquired	—	—	(15.3)
Proceeds from sale of assets	16.8	30.2	104.6
Proceeds from sales of investment in Technip Energies	—	288.5	900.9
Proceeds from repayment of advance to joint venture	—	12.5	25.0
Other	(4.3)	(20.8)	—
Cash provided (required) by investing activities from continuing operations	(51.1)	162.2	821.8
Cash required by investing activities from discontinued operations	—	—	(4.5)
Cash provided (required) by investing activities	(51.1)	162.2	817.3

Cash required by financing activities
Net change in short-term debt	4.3	(200.4)	(62.0)
Cash settlement for derivative hedging debt	(16.1)	(80.5)	—
Net decrease in commercial paper	—	—	(974.3)
Net decrease in revolving credit facility	(150.0)	—	—
Proceeds from issuance of long-term debt	60.9	60.9	1,164.4
Repayments of long-term debt	—	(451.7)	(1,462.2)
Acquisition of non-controlling interest	—	—	(48.6)
Payments for debt issuance cost	—	—	(60.4)
Share repurchases	(50.1)	(100.2)	—
Other	(18.9)	(24.8)	(4.2)
Cash required by financing activities from continuing operations	(169.9)	(796.7)	(1,447.3)
Cash required by financing activities from discontinued operations	—	—	(3,617.7)
Cash required by financing activities	(169.9)	(796.7)	(5,065.0)
Effect of changes in foreign exchange rates on cash and cash equivalents	0.2	12.1	(14.0)
Change in cash and cash equivalents	345.6	(270.3)	(3,480.4)
Cash and cash equivalents in the statement of cash flows, beginning of period	711.5	1,327.4	4,807.8
Cash and cash equivalents in the statement of cash flows, end of period	$1,057.1	$1,057.1	$1,327.4

TechnipFMC.com	Page 18 of 28

Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the fourth quarter 2022 Earnings Presentation also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a sequential and year-over-year basis against the comparable prior year periods. Income (loss) from continuing operations attributable to TechnipFMC plc, excluding charges and credits, as well as measures derived from it (including diluted income (loss) per share from continuing operations attributable to TechnipFMC plc, excluding charges and credits); Income before net interest expense and taxes, excluding charges and credits (Adjusted Operating profit); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits (Adjusted EBITDA and Adjusted EBITDA, excluding foreign exchange, net); Adjusted EBITDA margin; Adjusted EBITDA margin, excluding foreign exchange, net; Corporate expense, excluding charges and credits; Foreign exchange, net and other, excluding charges and credits; and net debt, or cash are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended
	December 31, 2022
	Loss from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense and loss on early extinguishment of debt	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(26.7)	$6.0	$14.4	$28.4	$22.1	$92.8	$114.9

Charges and (credits):
Restructuring and other charges	6.0	—	—	—	6.0	—	6.0
Adjusted financial measures	$(20.7)	$6.0	$14.4	$28.4	$28.1	$92.8	$120.9

Diluted loss per share from continuing operations attributable to TechnipFMC plc, as reported	$(0.06)
Adjusted diluted loss per share from continuing operations attributable to TechnipFMC plc	$(0.05)

	Three Months Ended
	September 30, 2022
	Income from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense and loss on early extinguishment of debt	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$5.0	$5.7	$42.7	$30.9	$84.3	$94.5	$178.8

Charges and (credits):
Impairment and other charges	3.6	—	—	—	3.6	—	3.6
Restructuring and other charges	4.1	—	(0.9)	—	3.2	—	3.2
Adjusted financial measures	$12.7	$5.7	$41.8	$30.9	$91.1	$94.5	$185.6

Diluted earnings per share from continuing operations attributable to TechnipFMC plc, as reported	$0.01
Adjusted diluted earnings per share from continuing operations attributable to TechnipFMC plc	$0.03

TechnipFMC.com	Page 19 of 28

Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	December 31, 2021
	Loss from continuing operations attributable to TechnipFMC plc	Loss attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense and loss on early extinguishment of debt	Income (loss) before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(127.2)	$(6.3)	$39.4	$56.7	$(37.4)	$95.7	$58.3

Charges and (credits):
Impairment and other charges	28.2	—	—	—	28.2	—	28.2
Restructuring and other charges	13.6	—	0.6	—	14.2	—	14.2
Loss from investment in Technip Energies	29.6	—	—	—	29.6	—	29.6
Adjusted financial measures	$(55.8)	$(6.3)	$40.0	$56.7	$34.6	$95.7	$130.3

Diluted loss per share from continuing operations attributable to TechnipFMC plc, as reported	$(0.28)
Adjusted diluted loss per share from continuing operations attributable to TechnipFMC plc	$(0.12)

TechnipFMC.com	Page 20 of 28

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Year Ended
	December 31, 2022
	Loss from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense and loss on early extinguishment of debt	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(61.9)	$25.4	$105.4	$150.7	$219.6	$377.2	$596.8

Charges and (credits):
Impairment and other charges	4.7	—	—	—	4.7	—	4.7
Restructuring and other charges	16.9	—	0.4	—	17.3	—	17.3
Loss from investment in Technip Energies	27.7	—	—	—	27.7	—	27.7
Adjusted financial measures	$(12.6)	$25.4	$105.8	$150.7	$269.3	$377.2	$646.5

Diluted loss per share from continuing operations attributable to TechnipFMC plc, as reported	$(0.14)
Adjusted diluted loss per share from continuing operations attributable to TechnipFMC plc	$(0.03)

	Year Ended
	December 31, 2021
	Income (loss) from continuing operations attributable to TechnipFMC plc	Loss attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense and loss on early extinguishment of debt	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$87.8	$(0.8)	$111.1	$205.2	$403.3	$385.4	$788.7

Charges and (credits):
Impairment and other charges*	85.8	—	—	—	85.8	—	85.8
Restructuring and other charges	27.3	—	0.8	—	28.1	—	28.1
Income from investment in Technip Energies	(322.2)	—	—	—	(322.2)	—	(322.2)
Adjusted financial measures	$(121.3)	$(0.8)	$111.9	$205.2	$195.0	$385.4	$580.4

Diluted earnings per share from continuing operations attributable to TechnipFMC plc, as reported	$0.19
Adjusted diluted loss per share from continuing operations attributable to TechnipFMC plc	$(0.27)
*Includes $36.7 million impairment relating to our equity method investment.

TechnipFMC.com	Page 21 of 28

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	December 31, 2022
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,342.5	$351.9	$—	$—	$1,694.4

Operating profit (loss), as reported (pre-tax)	$61.5	$25.6	$(28.0)	$(37.0)	$22.1

Charges and (credits):
Restructuring and other charges	4.5	0.8	0.7	—	6.0
Subtotal	4.5	0.8	0.7	—	6.0

Adjusted Operating profit (loss)	66.0	26.4	(27.3)	(37.0)	28.1

Depreciation and amortization	74.1	18.0	0.7	—	92.8

Adjusted EBITDA	140.1	44.4	(26.6)	(37.0)	120.9

Foreign exchange, net	—	—	—	37.0	37.0

Adjusted EBITDA, excluding foreign exchange, net	$140.1	$44.4	$(26.6)	$—	$157.9

Operating profit margin, as reported	4.6%	7.3%			1.3%

Adjusted Operating profit margin	4.9%	7.5%			1.7%

Adjusted EBITDA margin	10.4%	12.6%			7.1%

Adjusted EBITDA margin, excluding foreign exchange, net	10.4%	12.6%			9.3%

TechnipFMC.com	Page 22 of 28

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	September 30, 2022
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,415.0	$318.0	$—	$—	$1,733.0

Operating profit (loss), as reported (pre-tax)	$105.0	$19.0	$(25.2)	$(14.5)	$84.3

Charges and (credits):
Impairment and other charges	1.9	1.7	—	—	3.6
Restructuring and other charges	1.4	1.8	—	—	3.2
Subtotal	3.3	3.5	—	—	6.8

Adjusted Operating profit (loss)	108.3	22.5	(25.2)	(14.5)	91.1

Depreciation and amortization	75.5	18.3	0.7	—	94.5

Adjusted EBITDA	183.8	40.8	(24.5)	(14.5)	185.6

Foreign exchange, net	—	—	—	14.5	14.5

Adjusted EBITDA, excluding foreign exchange, net	$183.8	$40.8	$(24.5)	$—	$200.1

Operating profit margin, as reported	7.4%	6.0%			4.9%

Adjusted Operating profit margin	7.7%	7.1%			5.3%

Adjusted EBITDA margin	13.0%	12.8%			10.7%

Adjusted EBITDA margin, excluding foreign exchange, net	13.0%	12.8%			11.5%

TechnipFMC.com	Page 23 of 28

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	December 31, 2021
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net and Other	Total
Revenue	$1,236.2	$287.1	$—	$—	$1,523.3

Operating profit (loss), as reported (pre-tax)	$8.5	$8.8	$(29.7)	$(25.0)	$(37.4)

Charges and (credits):
Impairment and other charges	26.6	1.6	—	—	28.2
Restructuring and other charges	9.8	2.2	2.2	—	14.2
Loss from investment in Technip Energies	—	—	—	29.6	29.6
Subtotal	36.4	3.8	2.2	29.6	72.0

Adjusted Operating profit (loss)	44.9	12.6	(27.5)	4.6	34.6

Depreciation and amortization	78.7	16.3	0.7	—	95.7

Adjusted EBITDA	123.6	28.9	(26.8)	4.6	130.3

Foreign exchange, net	—	—	—	(4.6)	(4.6)

Adjusted EBITDA, excluding foreign exchange, net	$123.6	$28.9	$(26.8)	$—	$125.7

Operating profit margin, as reported	0.7%	3.1%			-2.5%

Adjusted Operating profit margin	3.6%	4.4%			2.3%

Adjusted EBITDA margin	10.0%	10.1%			8.6%

Adjusted EBITDA margin, excluding foreign exchange, net	10.0%	10.1%			8.3%

TechnipFMC.com	Page 24 of 28

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Year Ended
	December 31, 2022
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net and Other	Total
Revenue	$5,461.2	$1,239.2	$—	$—	$6,700.4

Operating profit (loss), as reported (pre-tax)	$317.6	$58.3	$(104.7)	$(51.6)	$219.6

Charges and (credits):
Impairment and other charges	1.9	2.8	—	—	4.7
Restructuring and other charges	5.1	8.5	3.7	—	17.3
Loss from investment in Technip Energies	—	—	—	27.7	27.7
Subtotal	7.0	11.3	3.7	27.7	49.7

Adjusted Operating profit (loss)	324.6	69.6	(101.0)	(23.9)	269.3

Depreciation and amortization	304.3	70.0	2.9	—	377.2

Adjusted EBITDA	628.9	139.6	(98.1)	(23.9)	646.5

Foreign exchange, net	—	—	—	23.9	23.9

Adjusted EBITDA, excluding foreign exchange, net	$628.9	$139.6	$(98.1)	$—	$670.4

Operating profit margin, as reported	5.8%	4.7%			3.3%

Adjusted Operating profit margin	5.9%	5.6%			4.0%

Adjusted EBITDA margin	11.5%	11.3%			9.6%

Adjusted EBITDA margin, excluding foreign exchange, net	11.5%	11.3%			10.0%

TechnipFMC.com	Page 25 of 28

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Year Ended
	December 31, 2021
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net and Other	Total
Revenue	$5,329.1	$1,074.4	$—	$—	$6,403.5

Operating loss, as reported (pre-tax)	$141.4	$42.0	$(118.1)	$338.0	$403.3

Charges and (credits):
Impairment and other charges*	80.9	1.9	3.0	—	85.8
Restructuring and other charges	19.8	5.7	2.6	—	28.1
Income from investment in Technip Energies	—	—	—	(322.2)	(322.2)
Subtotal	100.7	7.6	5.6	(322.2)	(208.3)

Adjusted Operating profit (loss)	242.1	49.6	(112.5)	15.8	195.0

Adjusted Depreciation and amortization	317.2	64.8	3.4	—	385.4

Adjusted EBITDA	559.3	114.4	(109.1)	15.8	580.4

Foreign exchange, net	—	—	—	(15.8)	(15.8)

Adjusted EBITDA, excluding foreign exchange, net	$559.3	$114.4	$(109.1)	$—	$564.6

Operating profit margin, as reported	2.7%	3.9%			6.3%

Adjusted Operating profit margin	4.5%	4.6%			3.0%

Adjusted EBITDA margin	10.5%	10.6%			9.1%

Adjusted EBITDA margin, excluding foreign exchange, net	10.5%	10.6%			8.8%

*Includes $36.7 million impairment relating to our equity method investment.

TechnipFMC.com	Page 26 of 28

Exhibit 10
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	December 31, 2022	September 30, 2022	December 31, 2021
Cash and cash equivalents	$1,057.1	$711.5	$1,327.4
Short-term debt and current portion of long-term debt	(367.3)	(231.9)	(277.6)
Long-term debt, less current portion	(999.3)	(1,134.9)	(1,727.3)
Net debt	$(309.5)	$(655.3)	$(677.5)

Net (debt) cash, is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net debt, or net cash, is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net (debt) cash should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 27 of 28

Exhibit 11
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended December 31,	Year Ended December 31,
	2022	2022	2021
Cash provided by operating activities from continuing operations	$566.4	$352.1	$715.0
Capital expenditures	(63.6)	(157.9)	(191.7)
Free cash flow from continuing operations	$502.8	$194.2	$523.3

Free cash flow (deficit) from continuing operations, is a non-GAAP financial measure and is defined as cash provided by operating activities less capital expenditures. Management uses this non-GAAP financial measure to evaluate our financial condition. We believe from continuing operations, free cash flow (deficit) from continuing operations is a meaningful financial measure that may assist investors in understanding our financial condition and results of operations.

TechnipFMC.com	Page 28 of 28